UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2020

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 13, 2020, Cantel Medical Corp. (“Cantel” or the “Company”) issued a press release announcing the pricing of $140 million aggregate principal amount of 3.25% convertible senior notes due 2025 (the “Notes”) in a private placement, and the related grant to the initial purchasers of the Notes of an option to purchase up to an additional $28.0 million aggregate principal amount of Notes in the private placement. The pricing occurred on May 12, 2020 and the closing of the private placement offering is expected to occur on May 15, 2020, subject to customary closing conditions.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This report does not and will not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of such state. Any offer of the Notes will be made only by means of a private offering memorandum.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including the impacts of the COVID-19 pandemic on our operations and financial results, general economic conditions, technological and market changes in the medical device industry, our ability to execute on our strategy, risks associated with operating our international business, including limited operating experience and market recognition in new international markets, changes in United States healthcare policy at both the state and federal level, product liability claims resulting from the use of products we sell and distribute, and risks related to our intellectual property and proprietary rights needed to maintain our competitive position. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter, as further updated by our Current Report on Form 8-K dated May 12, 2020. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release, dated May 13, 2020
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

By:	/s/ Shaun M. Blakeman
Shaun M. Blakemen
Chief Financial Officer

Dated: May 13, 2020